EXHIBIT 10.1

AMENDMENT ONE

LEASE EXTENSION

ATTACHED TO AND MADE A PART OF THE LEASE AGREEMENT

DATED JULY 1, 1992

BETWEEN THE ARDOIN LIMITED PARTNERSHIP AND OMEGA PROTEIN, INC. (FKA

ZAPATA HAYNIE CORPORATION)

Section 2 of the Lease Agreement is hereby amended it its entirety to read as follows:

“Lessee is given the option and privilege of extending this Lease for three (3) successive ten (10) year periods (i) beginning July 1, 2002 and ending June 30, 2012, (ii) beginning July 1, 2012 and ending June 30, 2022 and (iii) beginning June 30, 2022 and ending July 1, 2032.”

All other terms of the Lease shall remain in full force and effect.

This Amendment One is made and signed in duplicate originals effective this 16th day of February, 2006.

Omega Protein, Inc.
(fka Zapata Haynie Corporation)
LESSEE

/s/ John D. Held 2/22/06
John D. Held
Vice President

The Ardoin Limited Partnership
LESSOR

By:	/s/ Goldie M. Ardoin
Name:	Goldie M. Ardoin
General Partner